
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                     231,502,090
<SECURITIES>                                         0
<RECEIVABLES>                                2,150,630<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             273,695,029<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               273,695,029<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            45,874,973<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            27,596,772
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             18,278,201
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         18,278,201
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                18,278,201
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,087,585 and interest receivable of $1,063,045.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $40,042,309.
<F3>Liabilities include redemptions payable of $3,432,384,
accrued brokerage fees of $1,458,127, accrued management fees of $559,827 and incentive fees payable of $111,599.
<F4>Total revenues include realized trading revenue of $12,255,064, net change in unrealized of $22,006,013 and interest income of $11,613,896.


